                   LETTER OF TRANSMITTAL AND FORM OF ELECTION
                   WITH RESPECT TO SHARES OF COMMON STOCK OF
                            RIVERSIDE NATIONAL BANK
       IN CONNECTION WITH THE PROPOSED MERGER OF RIVERSIDE NATIONAL BANK
                                 WITH AND INTO
                               CITY NATIONAL BANK

    This Letter of Transmittal and Form of Election ("Letter of Transmittal") is being delivered to you in connection with the proposed merger (the "Merger") of Riverside National Bank ("Riverside") with and into City National Bank ("City National") pursuant to the Agreement and Plan of Merger, dated as of October 15, 1996, by and among City National Corporation ("CNC"), City National and Riverside (the "Merger Agreement"). This Letter of Transmittal must be completed by holders of shares of Common Stock, $1.25 par value, of Riverside (the "Shares" or "Riverside Stock") who wish to make an Election (as defined below) as to the form of Merger Consideration (as defined below) into which such holder's Shares are to be converted in the Merger. For an Election to be properly made and effective, this Letter of Transmittal, properly completed, together with the certificates (the "Certificates") representing Shares as to which (an) Election(s) is/are being made (or guarantee of delivery as provided herein) or Shares delivered by book-entry transfer to the Exchange Agent's account at a Book-Entry Transfer Facility (as defined below) and all other
required documents, must be received by the Exchange Agent prior to            ,
1997, unless extended to a later date by the mutual agreement of CNC and Riverside (the "Election Deadline"). Such Election is subject to the terms, conditions, and limitations set forth in (a) the Proxy Statement/Prospectus, dated December [ ], 1996, relating to the Merger (the "Proxy Statement/ Prospectus"), (b) the Merger Agreement, attached as Appendix A to the Proxy Statement/Prospectus, and (c) the accompanying instructions. The tax consequences to holders will vary depending upon, among other things, the form of Merger Consideration into which such holders' Shares are converted in the Merger. Each Riverside shareholder should consult his or her own financial advisor and tax advisor as to the specific consequences of the Merger and Election to such shareholder. The instructions to this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

 SHAREHOLDERS SHOULD DELIVER THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND ACCOMPANIED BY ALL REQUIRED DOCUMENTS, NO LATER THAN 5:00 P.M., PACIFIC
 STANDARD TIME, ON            , 1997, IN ORDER TO ASSURE ITS RECEIPT PRIOR TO
 THE ELECTION DEADLINE OF            , 1997.

                             THE EXCHANGE AGENT IS:
                       IBJ Schroder Bank & Trust Company

           BY MAIL:                BY OVERNIGHT DELIVERY:              BY HAND:
            [Name]                         [Name]                       [Name]
          [Address]                      [Address]                     [Address]

                                 BY FACSIMILE TRANSMISSION:
                                 (For Eligible Institutions
                                           Only)
                                         (   )    -

                                   CONFIRM BY TELEPHONE:
                                         (   )    -

    THIS LETTER OF TRANSMITTAL, COMPLETED, SIGNED AND ACCOMPANIED BY ALL OTHER REQUIRED DOCUMENTS, SHOULD BE RETURNED TO THE EXCHANGE AGENT IN THE ACCOMPANYING [YELLOW] ENVELOPE. UNLESS YOU INTEND TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL AND THE OTHER REQUIRED DOCUMENTS PRIOR TO THE ELECTION DEADLINE WHETHER OR NOT YOU INTEND TO VOTE "FOR" THE MERGER AGREEMENT AND THE MERGER. IF THE MERGER AGREEMENT AND THE MERGER ARE NOT APPROVED BY SHAREHOLDERS, YOUR CERTIFICATES WILL BE RETURNED TO YOU. HOWEVER, IF THE MERGER AGREEMENT AND MERGER ARE APPROVED BY SHAREHOLDERS, AND THE MERGER IS CONSUMMATED, YOU WILL NOT

HAVE ANOTHER OPPORTUNITY TO MAKE AN ELECTION OF THE MERGER CONSIDERATION YOU PREFER TO RECEIVE.

    DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 WHICH IS ATTACHED HERETO.

    DO NOT ENCLOSE THE PROXY CARD WITH THIS LETTER OF TRANSMITTAL. THE PROXY CARD SHOULD BE RETURNED IN THE [WHITE] ENVELOPE TO THE PROXY SOLICITOR, CORPORATE INVESTOR COMMUNICATIONS, INC.

                                       DESCRIPTION OF SHARES
                             (ATTACH SEPARATE SIGNED LIST IF NECESSARY)
                                                                                  TOTAL NUMBER OF
                                                                                       SHARES
                                                            NUMBER OF SHARES      WITH RESPECT TO
    NAME(S) AND ADDRESS(ES) OF                                EVIDENCED BY             WHICH
       REGISTERED HOLDER(S)         CERTIFICATE NUMBERS*    CERTIFICATE(S)*      ELECTIONS ARE MADE

 * Need not be completed by shareholders delivering Shares by book-entry transfer.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
      PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL
                     CAREFULLY BEFORE MAKING ANY ELECTION.

                             TYPE OF ELECTION (SEE INSTRUCTIONS B1 AND B2)
                                                                         COMBINATION ELECTION
  TOTAL NUMBER OF
      SHARES
  WITH RESPECT TO
     WHICH AN
 ELECTION IS BEING      CASH ELECTION       STOCK ELECTION            CASH                 STOCK
       MADE          (NUMBER OF SHARES)   (NUMBER OF SHARES)   (NUMBER OF SHARES)   (NUMBER OF SHARES)


    PURSUANT TO THE MERGER AGREEMENT, AT LEAST 48% BUT NOT MORE THAN 60% OF THE TOTAL CONSIDERATION (AS DEFINED BELOW) ISSUED IN THE MERGER FOR OUTSTANDING SHARES OF RIVERSIDE STOCK WILL BE SHARES OF COMMON STOCK OF CNC, PAR VALUE $1.00 PER SHARE ("CNC STOCK"). IF HOLDERS OF RIVERSIDE STOCK ELECT, IN THE AGGREGATE, TO CONVERT MORE THAN THE MAXIMUM STOCK AMOUNT (AS DEFINED BELOW) INTO SHARES OF CNC STOCK, CERTAIN HOLDERS OF RIVERSIDE STOCK CHOSEN BY RANDOM SELECTION WILL RECEIVE A LESSER NUMBER OF SHARES OF CNC STOCK AND A GREATER AMOUNT OF CASH THAN THEY ELECTED, SO THAT A NUMBER OF SHARES OF RIVERSIDE STOCK APPROXIMATELY EQUAL TO THE MAXIMUM STOCK AMOUNT IS CONVERTED INTO SHARES OF CNC STOCK. IF HOLDERS OF RIVERSIDE STOCK ELECT, IN THE AGGREGATE, TO CONVERT LESS THAN THE MINIMUM STOCK AMOUNT (AS DEFINED BELOW) INTO SHARES OF CNC STOCK, CERTAIN HOLDERS OF RIVERSIDE STOCK CHOSEN BY RANDOM SELECTION WILL RECEIVE A GREATER NUMBER OF SHARES OF CNC STOCK AND A SMALLER AMOUNT OF CASH THAN THEY ELECTED, SO THAT A NUMBER OF SHARES OF RIVERSIDE STOCK APPROXIMATELY EQUAL TO THE MINIMUM STOCK AMOUNT IS CONVERTED INTO SHARES OF CNC STOCK. ACCORDINGLY, HOLDERS OF RIVERSIDE STOCK ARE UNLIKELY TO RECEIVE THE PRECISE PROPORTION OF CNC STOCK AND/OR CASH INDICATED BY SUCH HOLDER'S ELECTION. NONE OF CNC, CITY NATIONAL, RIVERSIDE, THE CNC BOARD OF DIRECTORS, THE CITY NATIONAL BOARD OF DIRECTORS OR THE RIVERSIDE BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO THE TYPE OF CONSIDERATION SHAREHOLDERS SHOULD ELECT TO RECEIVE. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION WITH RESPECT TO SUCH ELECTION. IF A SHAREHOLDER DOES NOT MAKE AN ELECTION, HIS OR HER SHARES WILL BE TREATED AS UNDESIGNATED SHARES (AS DEFINED BELOW).

/ /        CHECK HERE IF SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE EXCHANGE
           AGENT'S ACCOUNT ON ONE OF THE BOOK-ENTRY TRANSFER FACILITIES (EACH, A "BOOK-ENTRY
           TRANSFER FACILITY") AND COMPLETE THE FOLLOWING:
           Check Box of Applicable Book-Entry Transfer Facility:
           / /    The Depository Trust Company
           / /    Philadelphia Depository Trust Company
           / /    Midwest Securities Trust Company
           / /    Other (Please Specify ------------)

           Account Number ---------------------- Transaction Code Number ---------------------

    Shareholders whose Certificates are not immediately available or who cannot deliver their Certificates and other required documents to the Exchange Agent prior to the Election Deadline or who cannot complete the procedure for delivery by book-entry transfer on a timely basis and who wish to make an Election must complete this Letter of Transmittal and otherwise comply with the Guarantee of Delivery procedures, including (i) the completion of the Guarantee of Delivery at the time this Letter of Transmittal is completed and (ii) delivery of the underlying Shares on a timely basis. See Instruction A1. Elections with respect to all Shares subject to a Guarantee of Delivery must be made above at the time the Guarantee of Delivery is completed. In addition, at the time the Certificates (or Shares by book-entry transfer) are delivered pursuant to the Guarantee of Delivery, the guarantor must submit to the Exchange Agent another Letter of Transmittal with only the section entitled "Notice of Delivery Under Guarantee" below properly completed (or must otherwise provide such information to the Exchange Agent) to enable the Exchange Agent to identify the Certificates or Shares being delivered. No change in a shareholder's Election may be made pursuant to the Letter of Transmittal delivering Certificates or Shares previously covered by a Guarantee of Delivery. If the guarantor fails to deliver the Certificates (or Shares by book-entry transfer) in accordance with the terms of the Guarantee of Delivery, any purported Election with respect to Shares subject to such guarantee will be void.

                             GUARANTEE OF DELIVERY

 (TO BE USED ONLY IF CERTIFICATES ARE NOT SURRENDERED HEREWITH. SEE INSTRUCTION
                                      A1.)

 The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees delivery to the Exchange Agent, at one of its addresses set forth above, of Certificates for the Shares to which this Letter of Transmittal relates, duly endorsed in blank or otherwise acceptable in form for transfer on the books of Riverside, no later than 5:00 P.M., Pacific Standard Time, on the third New York Stock Exchange ("NYSE") trading day after the date of execution of this Guarantee of Delivery. THIS BOX IS NOT TO BE USED TO GUARANTEE SIGNATURES. SEE INSTRUCTION A3.

Dated: -----------------------------, 199 -

Number of Shares: --------------------------          -------------------------------------------
                                                                 (Firm--Please Print)

Check applicable box if Shares will be                -------------------------------------------
delivered by book-entry transfer:                               (Authorized Signature)

/ / The Depository Trust Company     Address:         -------------------------------------------
/ / Midwest Securities Trust Company                  -------------------------------------------
/ / Philadelphia Depository Trust Company             -------------------------------------------
/ / Other (Please Specify ------------------)

Account Number: -----------------------            Tel. No. (including area code): ----------------

                       NOTICE OF DELIVERY UNDER GUARANTEE

 (To be completed upon delivery of Shares pursuant to a Guarantee of Delivery)

 Name(s) of Registered Holder(s): _____________________________________________

 Window Ticket No. (if any): __________________________________________________

 Date of Execution of Guarantee of Delivery: __________________________________

 Name of Institution which provided Guarantee of Delivery: ____________________

 If Delivered by Book-Entry Transfer (assuming such procedure is available), Check Box of Applicable Book-Entry Transfer Facility:

 / / The Depository Trust Company

 / / Philadelphia Depository Trust Company

 / / Midwest Securities Trust Company

 / / Other (Please Specify ______________)

 Account Number __________________    Transaction Code Number _________________

 Ladies and Gentlemen:

     The undersigned understands that the purposes of the election procedures described below are to permit holders of Shares to express their preferences for the type of consideration they wish to receive in the Merger and further understands that no less than 48% and no more than 60% of the Total Consideration issued in the Merger in exchange for shares of Riverside Stock will be shares of CNC Stock. Accordingly, there can be no assurance that a holder of shares making an election will receive the precise proportion of CNC Stock and/or cash indicated by such holder's election.

     In connection with the Merger of Riverside with and into City National, subject to the election and allocation procedures set forth in the Merger Agreement, each holder of Riverside Stock is entitled, with respect to the Merger Consideration to be received for each share of Riverside Stock held by such holder, to (1) elect to receive a share and/or a fraction of a share of CNC Stock equal to the Exchange Ratio (as defined below) (a "Stock Election"),
 (2) elect to receive cash in the amount of $18.00 (a "Cash Election") or (3) elect to receive a combination of shares of CNC Stock (at the rate of the Exchange Ratio for a whole share of Riverside Stock) and cash (at the rate of $18.00 for a whole share of Riverside Stock) (a "Combination Stock Election" or "Combination Cash Election," respectively). If a holder does not make an Election, his or her shares will be deemed "Undesignated Shares." The "Exchange Ratio" is the quotient obtained by dividing (A) $18.00 by (B) the average of the daily closing prices of a share of CNC Stock on the NYSE as reported in the WALL STREET JOURNAL for the twenty consecutive trading days ending on the third trading day immediately prior to the Effective Time (as defined in the Merger Agreement) (the "Final CNC Stock Price"), provided, however, that (i) if the Final CNC Stock Price is more than $19.50 but not more than $22.50, the Exchange Ratio will be based on a Final CNC Stock Price of $19.50 and, accordingly, will be fixed at 0.923; (ii) if the Final CNC Stock Price is less than $16.00, the Exchange Ratio will be based on a Final CNC Stock Price of $16.00 and, accordingly, will be fixed at 1.125; and (iii) if the Final CNC Stock Price is more than $22.50, the Exchange Ratio will be determined by dividing $20.77 by the Final CNC Stock Price. The CNC Stock and/or cash into which a Share is converted in the Merger is referred to herein as the "Merger Consideration."

     Notwithstanding the foregoing, the holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of CNC Stock will receive cash (without interest) in an amount equal to such fractional part of a share of CNC Stock multiplied by the Final CNC Stock Price.

     If the aggregate number of shares of Riverside Stock as to which Stock Elections and Combination Stock Elections have been effectively made multiplied by the Exchange Ratio exceeds the Maximum Stock Amount, then, to the extent necessary so that the number of shares of CNC Stock to be issued shall not be greater than the Maximum Stock Amount and the number of Eligible CNC Shares to be issued shall be at least equal to the Minimum Stock Amount,
 (1) all Cash Elections will be accepted, (2) all Undesignated Shares and Dissenting Shares will be deemed to have made Cash Elections and (3) the Exchange Agent will select by random selection, first from holders of Riverside Stock for which Stock

 Elections or Combination Stock Elections have been made that, if converted into shares of CNC Stock, would not constitute Eligible CNC Shares, and second (if necessary) from among the holders of remaining shares of Riverside Stock for which Stock Elections and Combination Stock Elections have been made, shares that shall be designated as "Cash Designated Shares," and all such shares shall be deemed to have made Cash Elections.

     Correspondingly, if the aggregate number of shares of Riverside Stock as to which Stock Elections and Combination Stock Elections have been effectively made multiplied by the Exchange Ratio would not result in a number of Eligible CNC Shares being issued that is at least equal to the Minimum Stock Amount, then, to the extent necessary so that the number of Eligible CNC Shares to be issued will be at least equal to the Minimum Stock Amount, the Exchange Agent will select by random selection, first from holders of Undesignated Shares and then (if necessary) from holders of Riverside Stock who have made Cash Elections or Combination Cash Elections, a sufficient number of such shares to receive CNC Stock as will be necessary so that the number of Eligible CNC Shares that will be issued is equal to the Minimum Stock Amount.

     For purposes of the allocation of CNC Stock and cash, the following definitions will apply:

     1. "MINIMUM STOCK AMOUNT" shall mean the lowest whole number of Eligible CNC Shares which, if multiplied by the Final CNC Stock Price, results in a dollar amount at least equal to 48% of the Total Consideration;

     2. "MAXIMUM STOCK AMOUNT" shall mean the excess of (A) the number of shares of CNC Stock that would be issuable under the terms hereof as 60% of the Total Consideration, based on the Exchange Ratio, over (B) the number of options to purchase CNC Stock granted to Riverside employees and directors in exchange for their options to purchase Riverside Stock, which number shall not exceed 216,000;

     3. "ELIGIBLE CNC SHARES" shall mean all shares of CNC Stock to be issued in the Merger other than shares of CNC Stock issued (A) to any holder of 5% or more of the total outstanding shares of Riverside Stock who does not provide to the Exchange Agent a representation of investment intent as required by the Merger Agreement, or as to which the management of Riverside is unable as of the Effective Time to make a representation of investment intent as required by the Merger Agreement, (B) to any holder of less than 5% of the total outstanding shares of Riverside Stock as to which the management of Riverside is unable as of the Effective Time to make the representation of investment intent as required by the Merger Agreement, or (C) with respect to any shares of Riverside Stock that were obtained by the holder thereof upon the exercise of options if such exercise shall have occurred subsequent to August 2, 1996 for directors and October 15, 1996 for other employees; and

     4. "TOTAL CONSIDERATION" shall mean the sum of (A) the product of (i) the Final CNC Stock Price and (ii) the number of shares of CNC Stock actually issued to holders of Riverside Stock in the Merger, (B) the amount of cash actually issued to holders of Riverside Stock in the Merger pursuant to Cash Elections and Combination Elections, (C) the amount of cash actually issued to holders of Riverside Stock in the Merger in lieu of fractional shares of CNC Stock, and (D) an amount equal to the number of Dissenting Shares as to which the holder's demand to exercise dissenter's rights shall not have been withdrawn as of the Effective Time multiplied by the greater of (x) the product of the Exchange Ratio and the Final CNC Stock Price and (y) $18.00.

     The undersigned hereby surrenders the Certificates evidencing Shares listed above (or such delivery is guaranteed in accordance with the terms hereof), or hereby transfers ownership of such Shares on the account books maintained by a Book-Entry Transfer Facility, and elects, upon consummation of the Merger, to have such Shares converted into the Merger Consideration in accordance with such holder's Election and the above-described allocation procedures, or, if an Election is not duly made, to have such Shares treated as Undesignated Shares.

     As described above, Riverside shareholders may choose to make a Cash Election, a Stock Election, a Combination Election, and/or no election with respect to all or any portion of the Shares held by such holder. It is understood that an Election is subject to (1) the terms, conditions, and limitations set forth in the Proxy Statement/Prospectus, a copy of which is enclosed herewith and receipt of which is hereby acknowledged by the undersigned, (2) the terms of the Merger Agreement, attached as Appendix A to the Proxy Statement/Prospectus, and (3) the accompanying instructions. CNC's acceptance of Shares delivered pursuant to this Letter of Transmittal will constitute a binding agreement between the undersigned and CNC upon the terms and subject to the conditions listed above in this paragraph.

     The undersigned authorizes and instructs you, as Exchange Agent, to deliver the Shares listed above and to receive on behalf of the undersigned, in exchange for the Shares represented thereby, any check for the cash and/or any certificates for the shares of CNC Stock issuable in the Merger.

     The undersigned understands and acknowledges that all questions as to the validity, form, and eligibility of any Election and delivery and/or surrender of Certificates and Shares hereunder shall be reasonably determined by the Exchange Agent, and such determination shall be final and binding. No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

     Unless otherwise indicated in the box entitled "Special Payment Instructions," please issue any check and register any certificate for shares of CNC Stock in the name of the registered holder(s) of the Shares appearing above under "Description of Shares." Similarly, unless otherwise indicated in the box entitled "Special Delivery Instructions," please mail any check and any certificate for shares of CNC Stock to the registered holder(s) of the Shares at the address(es) of the registered holder(s) appearing above under "Description of Shares." In the event that the boxes entitled "Special Payment Instructions" and "Special Delivery Instructions" are both completed, please issue any check and any certificate for shares of CNC Stock in the name(s) of, and mail such check and such certificate to, the person(s) so indicated.

            SPECIAL PAYMENT                              SPECIAL DELIVERY
              INSTRUCTIONS                                 INSTRUCTIONS
     (SEE INSTRUCTIONS A3 AND C2.)                (SEE INSTRUCTIONS A3 AND C2.)

To be completed ONLY if the check is to      To be completed ONLY if the check or the
be made payable to, or the certificates      certificates for shares of CNC Stock are
for shares of CNC Stock are to be            to be mailed to someone other than the
registered in, the name of someone other     undersigned or to the undersigned at an
than the undersigned.                        address other than that shown under
                                             "Description of Shares."
                                             Mail checks and/or certificate to:

                 Name:                                        Name:
             (Please Print)                               (Please Print)
                Address:                                     Address:
                Zip Code                                     Zip Code

   TAXPAYER IDENTIFICATION OR SOCIAL
            SECURITY NUMBER
  (SEE SUBSTITUTE FORM W-9 ON REVERSE
                 SIDE.)

                                   IMPORTANT!
                     ALL RIVERSIDE SHAREHOLDERS SUBMITTING
                   THIS LETTER OF TRANSMITTAL MUST SIGN HERE

     The undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this Letter of Transmittal and to surrender the Certificate(s) surrendered herewith (or covered by a Guarantee of Delivery in accordance with the terms hereof) or transfer Shares delivered by book-entry transfer, free and clear of any liens, claims, charges, or encumbrances whatsoever. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Exchange Agent, City National or CNC to be necessary or desirable to complete the sale, assignment, transfer, cancellation, and retirement of the Shares delivered herewith.

SIGN HERE:                                    SIGNATURE GUARANTEE

-------------------------------------------   (Complete Only If Required--See Instructions
                                              A2 and A3.)
-------------------------------------------   NOTE: A NOTARIZATION BY A NOTARY PUBLIC IS
        (Signature(s) of holder(s))           NOT ACCEPTABLE.

                  Name(s):                    FOR USE BY ELIGIBLE INSTITUTIONS ONLY
--------------------------------------------  PLACE MEDALLION GUARANTEE IN SPACE BELOW
--------------------------------------------
               (Please Print)

--------------------------------------------
      (Area Code and Telephone Number)

Dated: ------------------------------------

  Must be signed by registered holder(s)
exactly as name(s) appear(s) on stock
certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by attorney, executor, administrator, trustee or guardian or other acting in a fiduciary capacity, set forth full title and see Instruction A2.

                                  INSTRUCTIONS

A.  LETTER OF TRANSMITTAL

    1. DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES. This Letter of Transmittal is to be used either if Certificates are to be forwarded herewith (or such delivery is guaranteed in accordance with the terms hereof), or if Shares are to be delivered by book-entry transfer pursuant to book-entry transfer procedures. Certificates evidencing all delivered Shares (or a guarantee of delivery as provided herein), or confirmation of a book-entry transfer of such Shares, into the Exchange Agent's account at one of the Book-Entry Transfer Facilities pursuant to book-entry transfer procedures, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined below)) and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth on the reverse hereof prior to the Election Deadline. If Certificates are forwarded to the Exchange Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery. Riverside shareholders whose Certificates are not immediately available and who cannot deliver their Certificates and all other required documents to the Exchange Agent prior to the Election Deadline or who cannot complete the procedure for delivery by book-entry transfer on a timely basis may deliver their Shares pursuant to the guaranteed delivery procedure contained herein. Pursuant to such procedure: (i) a properly completed and duly executed Letter of Transmittal with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and with the box entitled "Guarantee of Delivery" properly completed and duly executed, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent prior to the Election Deadline; and (ii) the Certificates, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Exchange Agent's account at one of the Book-Entry Transfer Facilities, must be received by the Exchange Agent within three NYSE trading days after the date of execution of the Guarantee of Delivery. In addition, at the time the Certificates (or Shares pursuant to book-entry transfer) are delivered pursuant to the Guarantee of Delivery, the guarantor must submit to the Exchange Agent another Letter of Transmittal with only the section entitled "Notice of Delivery Under Guarantee" properly completed (or must otherwise provide such information to the Exchange Agent). No change in a shareholder's Election may be made pursuant to the Letter of Transmittal delivering Certificates or Shares previously covered by a Guarantee of Delivery. If the guarantor fails to deliver the Certificates (or Shares by book-entry transfer) in accordance with the guaranteed delivery procedures contained herein, any purported Election with respect to Shares subject to such guarantee will be void. The term "Agent's Message" means a message, transmitted by a Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility delivering the Shares, that such participant has received and agrees to be bound by this Letter of Transmittal and that CNC may enforce such agreement against the participant.

    Holders of Shares who are nominees only may submit a separate Letter of Transmittal for each beneficial owner for whom such holder is a nominee; PROVIDED, HOWEVER, that at the request of the Exchange Agent, such holder shall certify to the satisfaction of the Exchange Agent that such holder holds such Shares as nominee for the beneficial owner thereof. Each beneficial owner for whom a Letter of Transmittal is submitted will be treated as a separate holder of Shares.

    The Shares of Riverside's shareholders whose Letters of Transmittal and all required documents are not received prior to the Election Deadline will be treated as Undesignated Shares.

    THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, CERTIFICATES, AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE SENDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. THE RISK OF LOSS OF SUCH SHARE(S) SHALL PASS ONLY AFTER THE EXCHANGE AGENT HAS ACTUALLY RECEIVED THE SHARE(S). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY BY THE ELECTION DEADLINE.

    2. SIGNATURES ON LETTER OF TRANSMITTAL; STOCK POWERS AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder(s) of the Shares delivered herewith, the signature(s) must correspond with the name(s) as it appears on the face of the Certificates evidencing such Shares without alteration, enlargement, or any other change whatsoever.

    If any Share delivered herewith is owned of record by two or more persons, all such persons must sign this Letter of Transmittal. If any of the Shares delivered herewith are registered in the names of different holders, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal as there are different registrations of such Shares.

    If this Letter of Transmittal is signed by the registered holder(s) of the Shares delivered herewith, no endorsements of Certificates or separate stock powers are required, unless checks or certificates evidencing shares of CNC Stock are to be payable to the order of, or registered in the name of, a person other than the registered holder(s), in which case the Certificate(s) evidencing the Shares delivered herewith must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such Certificate(s). Signatures on such Certificate(s) and stock powers must be guaranteed by an Eligible Institution (as defined below).

    If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares delivered herewith, the Certificate(s) evidencing the Shares delivered herewith must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such Certificate(s). Signatures on such Certificate(s) and stock powers must be guaranteed by an Eligible Institution.

    If this Letter of Transmittal or any Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to CNC of such person's authority to so act must be submitted.

    3. GUARANTEE OF SIGNATURES. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a firm which is a bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program (each, an "Eligible Institution"). No signature guarantee is required on this Letter of Transmittal if this Letter of Transmittal is signed by the registered holder(s) of Shares delivered herewith, unless such holder(s) has completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the reverse hereof. If a Certificate is registered in the name of a person other than the signer of this Letter of Transmittal, or if checks or certificates are to be payable to the order of or registered in the name of a person other than the registered holder(s), then the Certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the Certificate, with the signature(s) on such Certificate or stock powers guaranteed as described above.

    4. DETERMINATION OF PROPER ELECTION. The Exchange Agent will have the reasonable discretion to determine whether Letters of Transmittal have been properly or timely completed, signed, and submitted, modified or revoked, and to disregard immaterial defects in Letters of Transmittal. The decision of the Exchange Agent in such matters and any decision of CNC or Riverside made in good faith shall be conclusive and binding. The Exchange Agent will not be under any obligation to notify any person of any defect in a Letter of Transmittal submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by the Merger Agreement and all such computations shall be conclusive and binding on the holders of Riverside Stock. No alternative, conditional, or contingent Elections will be accepted. If the Exchange Agent shall reasonably determine that any purported Stock Election, Cash Election or Combination Election was not properly made, such purported Stock Election, Cash Election or Combination Election will be of no force and effect and the shareholder making such purported Stock Election, Cash Election or Combination Election shall, for purposes hereof, shall be deemed to have not made an Election and the Shares covered thereby shall be deemed to be "Undesignated Shares."

    5. INADEQUATE SPACE. If the space provided herein under "Description of Shares" is inadequate, the Certificate numbers, the number of Shares evidenced by such Certificates, and the number of Shares with respect to which Elections are made should be listed on a separate schedule and attached hereto.

    6. TERMINATION OF MERGER AGREEMENT. All Elections will be revoked automatically if the Exchange Agent is notified in writing by CNC or Riverside that the Merger Agreement has been terminated, and Shares will be promptly returned to the persons who have submitted them. In such event, Shares held through Book-Entry Transfer Facilities will be returned via book-transfer and Shares represented by Certificates will be returned to Riverside shareholders by registered mail (with attendant delay).

    7. APPRAISAL RIGHTS. Holders of Riverside Stock who wish to exercise dissenters' rights should not complete this Letter of Transmittal. CNC will regard any record holder of Shares who has delivered a written demand for dissenters' rights and who subsequently delivers a Letter of Transmittal to the Exchange Agent as having withdrawn such demand for dissenters' rights. CNC will regard any holder who has delivered a Letter of Transmittal and who simultaneously or subsequently makes a written demand for dissenters' rights as having revoked his or her Election. For more information, see the discussion in the Proxy Statement/Prospectus set forth under "DISSENTERS' RIGHTS -- Rights of Dissenting Shareholders."

B.  ELECTION AND ALLOCATION PROCEDURES

    1. ELECTIONS. By completing the box entitled "Type of Election" and this Letter of Transmittal in accordance with the instructions hereto, a Riverside shareholder will be permitted to make a Stock Election, Cash Election or Combination Election (each, an "Election") with respect to each of the Shares held by such holder. If holders of Riverside Stock elect, in the aggregate, to convert their shares of Riverside Stock into a number of shares of CNC Stock that exceeds the Maximum Stock Amount, certain holders of Riverside Stock chosen by random selection will receive a lesser number of shares of CNC Stock and a greater amount of cash than they elected, so that the number of shares of CNC Stock issued to Riverside shareholders is approximately equal to the Maximum Stock Amount. If holders of Riverside Stock elect, in the aggregate, to convert their shares of Riverside Stock into a number of shares of CNC Stock that is less than the Minimum Stock Amount, certain holders of Riverside Stock chosen by random selection will receive a greater number of shares of CNC Stock and a smaller amount of cash than they elected, so that the number of shares of CNC Stock issued to Riverside shareholders is approximately equal to the Minimum Stock Amount. See the discussion in the Proxy Statement/Prospectus set forth under "THE MERGER -- Consideration Payable Upon Consummation of the Merger." As soon as practicable after the Election Deadline, the Exchange Agent shall determine the allocation of the cash and CNC Stock portions of the Merger Consideration and shall notify CNC of its determination.

    2. TREATMENT OF NON-ELECTING SHARES. Any Riverside Stock (other than Dissenting Shares) with respect to which the Exchange Agent does not receive an effective, properly completed Letter of Transmittal prior to the Election Deadline (as defined below) will be deemed to be Undesignated Shares. This Letter of Transmittal will be deemed properly completed only if: (1) an Election is indicated for each Share covered by this Letter of Transmittal, (2) accompanied by one or more Certificates with respect to such Shares (or (a) customary affidavits and indemnity agreements regarding the loss or destruction of such certificates or (b) properly executed guarantees of delivery with respect to such Shares), (3) with respect to Shares to be delivered by book-entry transfer, the holder of such Shares completes the procedure for delivery by book-entry transfer on a timely basis and (4) accompanied by any other documents required by the Exchange Agent or CNC.

    3. ELECTION DEADLINE. In order for an Election to be effective, the Exchange Agent must receive a properly completed Letter of Transmittal, accompanied by all required documents, NO LATER THAN 5:00 P.M., [PACIFIC]
STANDARD TIME, ON            , 1997, unless extended to a later date by the
mutual agreement of the parties (the "Election Deadline"). If all other conditions set forth in the Merger Agreement have been met or, if permissible, waived, the consummation date of the Merger (the "Closing Date") could occur on the same day approval of the Merger by shareholders of Riverside is obtained. SHAREHOLDERS ARE URGED TO DELIVER A PROPERLY COMPLETED LETTER OF TRANSMITTAL, ACCOMPANIED BY ALL REQUIRED DOCUMENTS, NO LATER THAN 5:00 P.M., [PACIFIC]
STANDARD TIME, ON [           ], 1997 IN ORDER TO ENSURE THAT THEIR LETTER OF
TRANSMITTAL WILL BE RECEIVED BY THE ELECTION DEADLINE ON [         ], 1997. If
the Closing Date does not occur on [           ], 1997, as soon as the date on
which the Closing Date is anticipated to occur is determined, CNC will publicly announce such date.

    4. CHANGES TO ELECTIONS. Any holder of Shares who has made an Election may, at any time prior to the Election Deadline, change his or her Election by submitting to the Exchange Agent a properly completed and signed revised Letter of Transmittal with all required additional documents, provided that the Exchange Agent receives such revised Letter of Transmittal and other necessary documents prior to the Election Deadline. Any holder of Riverside Stock may at any time prior to the Election Deadline revoke his or her Election and withdraw his Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received prior to the Election Deadline. If an Election is revoked prior to the Election Deadline, the related Shares will automatically become Undesignated Shares unless and until a new Election is properly made with respect to such Shares on or before the Election Deadline. In such event, upon request of the holder who submitted the revoked Election, the certificates representing the related Shares will be returned without charge to such holder.

    5. NO FRACTIONAL SHARES. No certificates representing fractional shares of CNC Stock shall be issued upon the surrender for exchange of certificates representing Shares, and such fractional share interests will not entitle the owner thereof to any dividends or any other rights of a stockholder of CNC. In lieu of any fractional share of CNC Stock, holders of Shares will receive cash (without interest) in an amount equal to such fractional part of a share of CNC Stock multiplied by the Final CNC Stock Price.

    6. UNDESIGNATED SHARES. Holders of Riverside Stock who do not submit a Letter of Transmittal prior to the Election Deadline must nevertheless submit a properly completed Letter of Transmittal (other than the section pertaining to the Election) and the Certificate or Certificates representing Riverside Stock to the Exchange Agent in order to receive the Merger Consideration payable in respect of such Shares. No dividend or other distribution declared or made with respect to CNC Stock with a record date of the Effective Time (as defined in the Merger Agreement) will be paid to the holder of any unsurrendered Certificate of Riverside Stock until the holder duly surrenders such Certificate. Following the surrender of any such Certificate, there will be paid to the holder, without interest (A) the amount of any cash payable with respect to a fractional share of CNC Stock to which such holder is entitled and the amount of dividends or other distributions with a record date of or after the Effective Time theretofore paid with respect to such whole shares of CNC Stock and (B) at the appropriate payment date, the amount of dividends or other distributions with
(i) a record date of or after the Effective Time but prior to surrender and (ii) a payment date subsequent to surrender payable with respect to such shares of CNC Stock.

    7. NO LIABILITY. Neither CNC, Riverside nor the Exchange Agent will be liable to any holder of Shares of Riverside Stock for any shares of CNC Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                     * * *

    A more complete description of the election and allocation procedures is set forth in Section 2.3 of the Merger Agreement. All Elections are subject to compliance with the election procedures provided for in the Merger Agreement. In connection with making any Election, a Riverside shareholder should carefully read, among other items, the information contained in the Proxy Statement/Prospectus under "THE MERGER -- Certain Federal Income Tax Considerations." Each Riverside shareholder should consult his or her own tax advisor as to the specific tax consequences of an Election and the Merger to such shareholder.

C. RECEIPT OF MERGER CONSIDERATION, SPECIAL INSTRUCTIONS, TAXES AND ADDITIONAL COPIES

    1. RECEIPT OF MERGER CONSIDERATION. As soon as practicable after the Effective Time and after the allocation procedures described above are completed, holders who have surrendered their Certificates to the Exchange Agent for cancellation, together with this Letter of Transmittal duly executed and completed in accordance with the instructions hereto and such other documents as are required pursuant to such instructions, shall be entitled to receive in exchange therefor (A) a check in the amount equal to the cash, if any, which such holder has the right to receive (including any cash in lieu of any fractional shares and any dividends or other distributions to which such holder is entitled) and (B) a certificate or certificates representing that number of whole shares of CNC Stock, if any, which such holder has the right to receive. All cash paid or shares of CNC Stock issued upon conversion of the Shares in accordance with the terms of the Merger Agreement shall be deemed to have been paid or issued in full satisfaction of all rights pertaining to such Shares.

    2. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If any check or certificates evidencing shares of CNC Stock are to be payable to the order of, or registered in the name of, a person other than the person(s) signing this Letter of Transmittal or if such checks or such certificates are to be sent to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at an address other than that shown in the box entitled "Description of Shares," the "Special Payment Instructions" and/or "Special Delivery Instructions" on this Letter of Transmittal must be completed.

    3. STOCK TRANSFER TAXES. CNC will bear the liability for any state stock transfer taxes applicable to the issuance and delivery of checks and certificates in connection with the Merger, provided, however, that if any such check or certificate is to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the person requesting such exchange shall pay the amount of any stock transfer taxes (whether imposed on the registered holder or such person), payable on account of the transfer to such person, to the Exchange Agent or satisfactory evidence of the payment of such taxes, or exemption therefrom, shall be submitted to the Exchange Agent before any such check or certificate is issued. Except as provided in this Instruction C3, it will not be necessary for transfer tax stamps to be affixed to the Certificates evidencing the Shares delivered herewith.

    4. WITHHOLDING. Following the Merger, CNC or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local, or foreign tax law. To the extent that amounts are so withheld by CNC following the Merger, or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by CNC.

    5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Requests for assistance may be directed to the Information Agent at its respective address or telephone number set forth below. Additional copies of the Proxy Statement/Prospectus, this Letter of Transmittal, and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be obtained from the Information Agent.

    6. SUBSTITUTE FORM W-9. Under the federal income tax law, a shareholder who delivers Shares is required by law to provide the Exchange Agent (as payer) with such shareholder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below. If such shareholder is an individual, the TIN is such shareholder's social security number. If the Exchange Agent is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS"). In addition, any cash payments that are made to such shareholder with respect to Shares converted in the Merger may be subject to backup withholding of 31%. Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements can be obtained from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. If backup withholding applies with respect to a shareholder, the Exchange Agent is required to withhold 31% of any cash payments made to such shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

    To prevent backup withholding on any cash payments that are made to a shareholder with respect to Shares delivered herewith, the shareholder is required to notify the Exchange Agent of such shareholder's correct TIN by completing the Substitute Form W-9 below certifying (1) that the TIN provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN) and
(2) that (A) such shareholder has not been notified by the IRS that such shareholder is subject to backup withholding as a result of a failure to report all interest or dividends or (B) the IRS has notified such shareholder that such shareholder is no longer subject to backup withholding.

    The shareholder is required to give the Exchange Agent the social security number or employer identification number of the record holder of the Shares tendered hereby. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance concerning which number to report. If the shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such shareholder should write "Applied For" in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9. If "Applied For" is written in Part I and the Exchange Agent is not provided with a TIN within 60 days, the Exchange Agent will withhold 31% of all cash payments to such shareholder until a TIN is provided to the Exchange Agent.

    Each Riverside shareholder should consult his or her own accountant or tax advisor for further guidance in completing the Substitute Form W-9.

    7. LOST, DESTROYED, OR STOLEN CERTIFICATES. If any Certificate(s) representing Shares has been lost, destroyed, or stolen, the owner of such Certificates should promptly notify Chase Mellon Shareholders Services, as
transfer agent for Riverside (the "Transfer Agent"), at 1-800-   -    . Such
Riverside shareholder will then be instructed as to the steps that must be taken in order to replace the Certificate(s). Upon the making of an affidavit of that fact by the person claiming such Certificate(s) to be lost, stolen, or destroyed and the posting by such person of a bond as indemnity against any claim that may be made with respect to such Certificate(s), the Transfer Agent will issue in exchange for such lost, stolen, or destroyed Certificate(s) a new Certificate representing such Shares. This Letter of Transmittal cannot be processed until the procedures for replacing lost or destroyed Certificates have been followed.

                           IMPORTANT TAX INFORMATION

    In order to ensure compliance with federal income tax requirements, each holder of Shares is requested to provide the Exchange Agent with his or her correct TIN and to certify whether he or she is subject to backup federal income tax withholding by completing and signing the Substitute Form W-9 below. (See Instruction C and accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.)

                                         PAYER: [ ------------------------------------]

                                            PART I--PLEASE PROVIDE YOUR TIN IN THE
                                            BOX AT RIGHT AND CERTIFY BY SIGNING AND              Social security number
 SUBSTITUTE                                 DATING BELOW.                                                  OR
 Form W-9
 Department of the Treasury                                                                  Employer identification number
 Internal Revenue Service                                                                (If awaiting TIN, write "Applied For")
 PAYER'S REQUEST FOR TAXPAYER               PART II--For Payees Exempt From Backup Withholding, see the enclosed GUIDELINES and
 IDENTIFICATION NUMBER (TIN)                complete as instructed therein.

                                            CERTIFICATION--Under penalties of perjury, I certify that:

                                            (1)  The number shown on this form is my correct Taxpayer Identification Number (or a Taxpayer Identification Number has not been issued to me and either (a) I have mailed or delivered an application to receive a Taxpayer Identification
                                                 Number to the appropriate Internal Revenue Service ("IRS") or Social Security
                                                 Administration office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification
                                                 Number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number), and

                                            (2)  I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding, as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

 CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the
 IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also, see instructions in the enclosed GUIDELINES.)

 SIGNATURE -------------------------------------------------------                      DATE------------------, 1997

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

    Questions and requests for assistance or additional copies of the Proxy Statement/Prospectus or this Form of Election may be directed to the Information Agent at the address set forth below.

                           THE INFORMATION AGENT IS:
                    CORPORATE INVESTOR COMMUNICATIONS, INC.
                                   [Address]
                          (   )    -    (Call Collect)
                                       or
                         Call Toll-Free (800)    -